UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 20, 2012, DecisionPoint Systems, Inc. (the “Company”) entered into and closed a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 633,600 shares of Series D Preferred Stock (the “Series D Preferred Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $6,336,000 (the “Series D Closing”).

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the placement agent for the Series D Closing. The Company paid the Placement Agent $506,880 in commissions (equal to 8% of the gross proceeds), and issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 633,600 shares of common stock (equal to 10% of the number of shares of common stock underlying the Series D Preferred Shares sold under the Purchase Agreement) at an exercise price of $1.10 per share, in connection with the Series D Closing. In addition, the Company paid Sigma Capital Advisors $190,080 (equal to 3% of the gross proceeds from the Series D Closing) as a finder’s fee.

The Investors included officers, directors and employees of the Company, who purchased an aggregate of 20,700 Series D Preferred Shares.

The Company used $4.7 million of the proceeds from the Series D Closing to redeem all of its outstanding shares of Series C Preferred Stock.

Pursuant to the Purchase Agreement, the Company agreed to, within 60 days of the final closing under the Purchase Agreement, (a) file a registration statement (the “Registration Statement”) with the SEC covering the re-sale of the Series D Preferred Shares, the shares of common stock underlying the Series D Preferred Shares, the shares of Series D Preferred Stock issuable as dividends on the Series D Preferred Shares (“PIK Shares”), the shares of common stock underlying the PIK Shares, and the shares of common stock underlying the Placement Agent Warrants, (b) file a registration statement under the Securities Exchange Act of 1934, as amended, with the SEC registering the class of Series D Preferred Stock, and (c) use its best efforts, including seeking and cooperating with one or more market makers, to cause the quotation of the Series D Preferred Stock on the OTC Bulletin Board and the OTCQB tier of the OTC Markets Group. The Company also agreed to use its best efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement), and to keep such Registration Statement effective for a minimum of three years.

In connection with the Series D Closing, on December 20, 2012, the Company filed a Certificate of Designation of Series D Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of Delaware. Pursuant to the Series D Certificate of Designation, the Company designated 4,000,000 shares of the Company’s preferred stock as Series D Preferred Stock. The Series D Preferred Stock has a Stated Value of $10.00 per share, votes on an as-converted basis with the common stock, and is convertible, at the option of the holder, into such number of shares of common stock equal to the number of shares of Series D Preferred Stock to be converted, multiplied by the Stated Value, divided by the Conversion Price in effect at the time of the conversion.  The initial Conversion Price is $1.00, subject to adjustment in the event of stock splits, stock dividends and similar transactions, and in the event of subsequent equity sales at a lower price per share, subject to certain exceptions. The Series D Preferred Stock entitles the holder to cumulative dividends, payable quarterly, at an annual rate of (i) 8% of the Stated Value during the three year period commencing on the date of issue, and (ii) 12% of the Stated Value commencing three years after the date of issue. The Company may, at its option, pay dividends in shares of Series D Preferred Stock, in which event the applicable dividend rate will be 12% and the number of shares issuable as a dividend will be equal to the aggregate dividend payable divided by the lesser of (x) the then effective Conversion Price or (y) the average volume weighted average price of the Company’s common stock for the five prior consecutive trading days.

Pursuant to the Series D Certificate of Designation, upon any liquidation, dissolution or winding-up of the Company, holders of Series D Preferred Stock will be entitled to receive, for each share of Series D Preferred Stock, an amount equal to the Stated Value of $10.00 per share plus any accrued but unpaid dividends thereon before any distribution or payment may be made to the holders of any common stock, Series A Preferred Stock, Series B Preferred Stock, or subsequently issued preferred stock.

Pursuant to the Series D Certificate of Designation, commencing on the trading day on which the closing price of the common stock is greater than $2.00 for thirty consecutive trading days with a minimum average daily trading volume of at least 5,000 shares for such period, and at any time thereafter, the Company in its sole discretion may effect the conversion of all of the outstanding shares of Series D Preferred Stock to common stock (subject to the condition that, all of the shares issuable upon such conversion may be re-sold without limitation under an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Series D Closing, on December 20, 2012, the Company filed Amendment No. 1 to the Company’s Certificate of Designation of Series A Preferred Stock (the “Series A Amendment”), and Amendment No. 1 to the Company’s Certificate of Designation of Series B Preferred Stock (the “Series B Amendment”). Pursuant to the Series A Amendment and the Series B Amendment, the Series A Preferred Stock and the Series B Preferred Stock will be subordinate to the Series D Preferred Stock with respect to any distributions upon any liquidation, dissolution or winding-up of the Company, respectively.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement, Placement Agent Warrants, Series D Certificate of Designation, Series A Amendment, and Series B Amendment are qualified in their entirety by reference to the full text of the Purchase Agreement, Placement Agent Warrants, Series D Certificate of Designation, Series A Amendment and Series B Amendment, copies of each of which are attached as exhibits hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series D Preferred Stock
3.2	Amendment No. 1 to Certificate of Designation of Series A Preferred Stock
3.3	Amendment No. 1 to Certificate of Designation of Series B Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Warrant to Purchase Common Stock, dated December 20, 2012, issued to Placement Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 26, 2012	By:	/s/ Nicholas R. Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer

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